UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1427 S. Robertson Blvd.

Los Angeles, CA 90035

(Address of principal executive offices) (zip code)

(877) 238-4492

(Registrant’s telephone number, including area code)

5503 Cahuenga Blvd, #203

Los Angeles, CA 91601

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

On January 2, 2019, the largest holder of our common stock, as well as our sole officer and director, Mr. Laurence Wainer (“Wainer”), closed the transaction that was the subject of an Agreement to Purchase Common Stock and Preferred Stock (the “Agreement”) between Wainer and The Doheny Group, LLC, a Nevada limited liability company (“Doheny Group”), under which Doheny Group acquired 8,924,000 shares of our common stock (the “Common Shares”) and One Million (1,000,000) shares of our Series A Preferred Stock (the “Preferred Shares” and together with the Common Shares, the “Shares”), from Wainer in exchange for $30,000. Combined, the Shares represent approximately 84% of our outstanding voting rights. Mr. David Haridim is the principal of Doheny and was appointed to our Board of Directors and as our sole executive officer. We were a party to the Agreement solely for the purpose of acknowledging certain representations and warranties about the company in the Agreement. The description of the Agreement set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.01	Changes in Control of Registrant

See Item 1.01 above, which is incorporated by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) - (c): Effective upon the closing of the transaction that was the subject of the Agreement on January 2, 2019, our executive officer prior to the closing, Laurence Wainer (former President, Chief Executive Officer, Chief Financial Officer and Secretary) tendered his resignation from all positions then held with our company. Concurrent with his resignation, our Board of Directors appointed Mr. David Haridim as the President, Chief Executive Officer, Chief Financial Officer and Secretary.

Our newly appointed executive officer will serve in his positions as an “at will” employee of our company, and will not have a formal employment agreement with us unless and until our Board of Directors, or a committee thereof, and the applicable executive officer have approved the terms of any such agreement. For the foreseeable future, Mr. Haridim will not receive any compensation for serving as our sole executive officer.

David Haridim, age 36, was appointed as our President, Chief Executive Officer, Chief Financial Officer and Secretary on January 2, 2019. He was also appointed to our Board of Directors on the same date. Mr. Haridim has been the Manager of The Doheny Group, LLC since January 2016. The Doheny Group, LLC invests in private and public companies in different industries and Mr. Haridim, as the Manager of The Doheny Group analyzes and approves any and all investments made by The Doheny Group, LLC. Prior to founding The Doheny Group, LLC, Mr. Haridim was the manager of the sales force at Canyon Logistics, a transportation industry broker that specializes in assisting companies in reducing their freight costs. As the manager of the sales force, Mr. Haridim oversaw the sales personnel. Mr. Haridim attended Southwestern School of Law, graduating with a J.D. in 2012.

(d) Effective upon the closing of the transaction that was the subject of the Agreement on January 2, 2019, our sole director prior to the Merger, Laurence Wainer, (i) resigned as a director, and (ii) appointed as our new director, Mr. David Haridim.

Mr. Haridim’s biographical information is contained herein and incorporated by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement to Purchase Common Stock and Preferred Stock dated December 31, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2019	Blow & Drive Interlock Corporation
a Delaware corporation

/s/ David Haridim
	By:	David Haridim
	Its:	Chief Executive Officer and Chief Financial Officer

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